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                                                                      EXHIBIT E

                             JOINT FILING AGREEMENT


         The undersigned each agree as follows: (i) that certain statement on
Schedule 13D relating to the Common Stock, par value $.01 per share, of Input/Output, Inc., a Delaware corporation, is filed on behalf of each of them,
(ii) such Statement on Schedule 13D is adopted by each of them, (iii) all future amendments to such Statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iv) the provisions of Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, apply to each of them. This Agreement may be terminated with respect to the obligation to file jointly future amendments to such Statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

         EXECUTED as of April 30, 1999.

                                    SCF-IV, L.P.

                                    By:  SCF-IV G.P., Limited Partnership

                                         By:  L.E. Simmons & Associates,
                                              Incorporated

                                              By: /s/ L.E. Simmons
                                                 ------------------------------
                                                 L.E. Simmons, President

                                    SCF-IV, G.P., LIMITED PARTNERSHIP

                                    By:  L.E. Simmons & Associates, Incorporated

                                         By: /s/ L.E. Simmons
                                            -----------------------------------
                                             L.E. Simmons, President

                                    L.E. SIMMONS & ASSOCIATES, INCORPORATED

                                    By: /s/ L.E. Simmons
                                       ----------------------------------------
                                       L.E. Simmons, President

                                    L.E. SIMMONS

                                    /s/ L.E. Simmons
                                    -----------------------
                                    L.E. Simmons, individually


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